UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 26, 2008

MOTHERS WORK, INC.

(Exact name of Registrant as specified in Charter)

Delaware	0-21196	13-3045573
(State or Other Jurisdiction of Incorporation or Organization)	Commission File number	(I.R.S. Employer Identification Number)

456 North 5th Street

Philadelphia, PA 19123

(Address of Principal Executive
Offices)

(215) 873-2200

(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02                                                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a special meeting of the Board of Directors (the “Board”) of Mothers Work, Inc. (the “Company”) held on September 26, 2008, the Board appointed Edward M. Krell to serve as Chief Executive Officer of the Company, effective as of October 1, 2008, replacing Dan Matthias, who announced his retirement as Chief Executive Officer effective September 30, 2008. The Board also appointed Mr. Krell to the Board for an initial term expiring at the Annual Meeting of Stockholders to be held following fiscal year 2009. Mr. Matthias has agreed to continue to serve as non-executive Chairman of the Board.

In connection with Mr. Krell’s promotion to Chief Executive Officer, the Company entered into an Amendment (the “Amendment”) to the Second Amended and Restated Employment Agreement (the “Employment Agreement”) with Mr. Krell. The Amendment provides for an increase in Mr. Krell’s annual base salary from $530,998 to $650,000. In addition, the Amendment increased Mr. Krell’s target annual bonus from 75% to 100% of his base salary and limits his maximum bonus opportunity to 2 times his base salary. Mr. Krell’s annual bonus is based on the achievement of corporate and/or individual performance goals approved by the Board or its Compensation Committee under the Company’s Management Incentive Program. The Amendment eliminates provisions in the Employment Agreement that (i) permitted Mr. Krell to resign his employment and collect severance benefits in the event the Company’s new or existing chief executive officer was unacceptable to him; and (ii) entitled Mr. Krell to severance benefits in the event he were to resign for any reason (other than in anticipation of a termination for cause) during the 18 month period immediately following a change in control. In addition, the Company agreed to use its reasonable best efforts to elect (and subsequently re-elect) Mr. Krell to the Board during his tenure as Chief Executive Officer. The Amendment is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

In connection with Mr. Krell’s appointment as Chief Executive Officer of the Company, the Compensation Committee granted to Mr. Krell two stock options, each to purchase 100,000 shares of common stock pursuant to the Company’s 2005 Equity Incentive Plan. The first stock option will vest ratably over five years based on Mr. Krell’s continued service to the Company. The second stock option will contain both time and performance vesting components and will vest over five years based on Mr. Krell’s continued service to the Company, but, subject to the further condition that, on or before the fifth anniversary of the grant date, the closing price for a share of the Company’s common stock shall have exceeded $30 for a period of 30 consecutive trading days. The vesting of both options will accelerate fully upon a termination of Mr. Krell’s employment by the Company without cause, a resignation by Mr. Krell for good reason, upon Mr. Krell’s death or disability, and also immediately prior to and contingent upon the occurrence of any change in control of the Company that occurs prior to the fifth anniversary of the grant date.

In connection with Mr. Matthias’ retirement as Chief Executive Officer, the Company entered into a Transition Agreement (the “Transition Agreement”) with Mr. Matthias. The Transition Agreement, which has a term of four years expiring September 30, 2012, provides that Mr. Matthias will make himself available to the Company for strategic planning, corporate development and other matters as requested by the Board or the Company’s Chief Executive Officer. Mr. Matthias will continue to serve as the non-executive Chairman of the Board. In consideration of Mr. Matthias’ advisory and board services (and in lieu of all other director compensation), the Company will pay Mr. Matthias an annual retainer of $200,000 and continue certain insurance and fringe benefits during the term of the Transition Agreement. Payment of the retainer and continuation of the benefits will cease if Mr. Matthias resigns from his position as director, declines to stand for re-election or is removed from the Board for cause. If Mr. Matthias is not re-elected to the Board or is removed (other than for cause), he will be entitled to receive the unpaid portion of the retainer and continued benefits for the remainder of the unexpired term in consideration for his continued advisory services to the Company through the end of the term of the Transition Agreement. In the event of a change in control of the Company or Mr. Matthias’s death while still in service to the Company, the unpaid portion of the retainer that would otherwise be payable during the remainder of the term of the Transition Agreement will be accelerated and paid to Mr. Matthias in a single lump sum. The Transition Agreement also provides for the restrictive covenants set forth in Mr. Matthias’s employment agreement to continue in effect until two years after Mr. Matthias ceases to serve to the Company in any capacity (including service as a Board member or advisor). Finally, the Transition Agreement provided that Mr. Matthias’s service to the Company as a Board member and/or advisor will count as service with the Company for purposes of the continued vesting and survival of outstanding equity incentive awards.

As first reported on the Current Report on Form 8-K filed March 8, 2007, the Company and Mr. Matthias are parties to a Supplemental Retirement Agreement (the “SERP”), which provides Mr. Matthias with supplemental retirement benefits upon his cessation of service with the Company. The Transition Agreement amended the SERP to provide for full vesting of the benefits payable to Mr. Matthias and to increase the total of the amounts payable under the SERP to approximately 10% more than the amount that would have been payable on September 30, 2012 (the date the SERP had otherwise been expected to fully vest). The SERP benefits, totaling $3,960,000, will be paid to Mr. Matthias in installments over a period of four years commencing in fiscal year 2009, with $1,560,000 payable during fiscal year 2009. The first such installment will be made in April 2009. Under the Transition Agreement, Mr. Matthias and the Company agreed to release each other from all claims, subject to customary exceptions. The Transition Agreement is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01                                      Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment to Second Amended and Restated Employment Agreement dated September 26, 2008 between Edward M. Krell and Mothers Work, Inc.

10.2	Transition Agreement dated September 26, 2008 between Dan W. Matthias and Mothers Work, Inc.

99.1	Press Release of Mothers Work, Inc. dated September 29, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: October 1, 2008	MOTHERS WORK, INC.

By:	/s/ Edward M. Krell
Edward M. Krell
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Amendment to Second Amended and Restated Employment Agreement dated September 26, 2008 between Edward M. Krell and Mothers Work, Inc.

10.2	Transition Agreement dated September 26, 2008 between Dan W. Matthias and Mothers Work, Inc.

99.1	Press Release of Mothers Work, Inc. dated September 29, 2008.